                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT



      THIS AGREEMENT is made as of October 28, 1999 by and between HAMBRECHT & QUIST FUND TRUST, a Delaware business trust (the "Trust"), and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                              W I T N E S S E T H :

      WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust wishes to retain PFPC to provide administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.    DEFINITIONS. AS USED IN THIS AGREEMENT:

      (a)   "1933 Act" means the Securities Act of 1933, as amended.

      (b)   "1934 Act" means the Securities Exchange Act of 1934, as amended.

      (c) "Authorized Person" means any officer of the Trust and any other person duly authorized by the Trust's Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Trust by setting forth such limitation in the Authorized Persons Appendix.

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      (d)   "CEA" means the Commodities Exchange Act, as amended.


      (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

      (f)   "SEC" means the Securities and Exchange Commission.

      (g) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

      (h) "Shares" means the shares of beneficial interest of any series or class of the Trust.

      (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Trust, on behalf of each Portfolio, hereby appoints PFPC to provide administration and accounting services to each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Trust has provided or, where applicable, will provide PFPC with the following:

      (a) certified or authenticated copies of the resolutions of the Trust's Trustees, approving the appointment of PFPC to provide services to each Portfolio and approving this Agreement;

      (b)   a copy of  the Trust's most recent effective registration statement;

      (c)   a copy of each Portfolio's advisory agreement or agreements;

      (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in a Portfolio;

      (e) a copy of any additional administration agreement with respect to a Portfolio;


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

      (f) a copy of any shareholder servicing agreement (other than agreements with financial intermediaries) made in respect of the Trust or a Portfolio; and

      (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4.    COMPLIANCE WITH RULES AND REGULATIONS.

      PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Trust or any Portfolio.

5.    INSTRUCTIONS.

      (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

      (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Trust's organizational documents or of any vote, resolution or proceeding of the Trust's Trustees or of the Trust's shareholders, unless and until PFPC receives Written Instructions to the contrary.

      (c) The Trust agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business


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

            on the business day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Trust in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.    RIGHT TO RECEIVE ADVICE.

      (a) ADVICE OF THE TRUST. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Trust.

      (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Trust, the Trust's investment adviser or PFPC, at the option of PFPC).

      (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Trust and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

      (d) PROTECTION OF PFPC. PFPC shall be protected in any action it takes or does not


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

            take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Trust or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

7.    RECORDS; VISITS.

      (a) The books and records pertaining to the Trust and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Trust and shall be surrendered promptly on request of the Trust. Such books and records shall be prepared and maintained by PFPC as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by PFPC to the Trust or to an Authorized Person, at the Trust's expense.

      (b)   PFPC shall keep the following records:


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

            (i) all books and records with respect to each Portfolio's books of account;

            (ii)   records of each Portfolio's securities transactions; and

            (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Trust and information relating to the Trust and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Trust. The Trust agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Trust's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Trust.

10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith,


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

      gross negligence or reckless disregard of its duties or obligations under this Agreement.

11. YEAR 2000 READINESS DISCLOSURE. PFPC (a) has reviewed its business and operations as they relate to the services provided hereunder, (b) has developed or is developing a program to remediate or replace computer applications and systems, and (c) has developed a testing plan to test the remediation or replacement of computer applications/systems, in each case, to address on a timely basis the risk that certain computer applications/systems used by PFPC may be unable to recognize and perform properly date sensitive functions involving dates prior to, including and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of PFPC's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely affect PFPC's ability to perform its duties and obligations under this Agreement.

12. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Trust, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by the Trust and PFPC.

13. INDEMNIFICATION. The Trust, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral Instructions or Written Instructions. Notwithstanding the preceding sentence, neither PFPC, nor any of


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

      its affiliates, shall be indemnified and PFPC shall indemnify and hold harmless the Trust and its affiliates, against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Trust hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Trust.

14.   RESPONSIBILITY OF PFPC.

      (a) PFPC shall be under no duty to take any action on behalf of the Trust or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

      (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or


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

             errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

      (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Trust or to any Portfolio for any consequential, special or indirect losses or damages which the Trust or any Portfolio may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

15.   DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

      PFPC will perform the following accounting services with respect to each
      Portfolio:

      (i) Journalize investment, capital share and income and expense activities;

      (ii) Verify investment buy/sell trade tickets when received from the investment adviser or subadviser for the Portfolio (the "Adviser") and transmit trades to the Trust's custodian (the "Custodian") for proper settlement;

      (iii)  Maintain individual ledgers for investment securities;

      (iv)   Maintain historical tax lots for each security;

      (v) Reconcile cash and investment balances with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

      (vi) Update the cash availability throughout the day as required by the Adviser;

      (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

      (viii) Calculate various contractual expenses (E.G., advisory and custody fees);

      (ix) Monitor the expense accruals and notify an officer of the Trust of any proposed


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

             adjustments;

      (x) Control all disbursements and authorize such disbursements upon Written Instructions;

      (xi)   Calculate capital gains and losses;

      (xii)  Determine net income;

      (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Portfolio's investments in accordance with procedures adopted by the Trust's Trustees and acceptable to PFPC;

      (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

      (xv)   Compute net asset value;

      (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rates, and portfolio average dollar-weighted maturity; and

      (xvii) Prepare a monthly financial statement, which will include the following items:

                            Schedule of Investments
                            Statement of Assets and Liabilities
                            Statement of Operations
                            Statement of Changes in Net Assets
                            Cash Statement
                            Schedule of Capital Gains and Losses.

16.   DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

      PFPC will perform the following administration services with respect to each Portfolio:

      (i)    Prepare quarterly broker security transactions summaries;

      (ii)   Prepare monthly security transaction listings;

      (iii) Supply various normal and customary Portfolio and Trust statistical data as requested on an ongoing basis;

      (iv) Prepare for execution and file the Trust's Federal and state tax returns;

      (v) Prepare and file with the SEC the Trust's Annual and Semi-Annual Reports on


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

             Form N-SAR;

      (vi) Prepare and file with the SEC the Trust's annual, and semi-annual, shareholder reports;

      (vii) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

      (viii) Monitor the Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended, and assist the Adviser in monitoring the Portfolio's compliance with its investment policies and procedures;

      (ix) Coordinate contractual relationships and communications between the Trust and its contractual service providers;

      (x) Monitor the Trust's compliance with the amounts and conditions of each state qualification; and

      (xi) Prepare and file all notices and other documents relating to the Shares under state securities laws.

17. DURATION AND TERMINATION. This Agreement shall continue for two years from the date hereof and continuously thereafter until terminated by the Trust or by PFPC on sixty (60) days' prior written notice to the other party. During the term of this Agreement, either party may terminate this Agreement upon written notice if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice of breach.




18. NOTICES. All notices and other written communications, including Written Instructions, shall be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device. If notice is sent by tested telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall


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

      be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Trust, at One Bush Street, San Francisco, California 94104, Attn: David R. Krimm, with a copy to Steven N. Machtinger, Esq., at One Bush Street, San Francisco, California 94104; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

19. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that (i) PFPC gives the Trust 30 days prior written notice of such assignment or delegation, (ii) the assignee or delegate agrees to comply with all provisions of this Agreement, (iii) PFPC and such assignee or delegate promptly provide such information as the Trust may reasonably request, and respond to such questions as the Trust may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate), and (iv) PFPC remains responsible for all of its obligations under this Agreement.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.


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

23.   MISCELLANEOUS.

      (a) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Trust or any other person.

      (b) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

      (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (d) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

      (e) The obligations assumed by the Trust under this Agreement are assumed on behalf of each Portfolio separately, and no Portfolio shall be liable for the obligations of any other Portfolio. Neither the Trustees nor any of the Trust's shareholders, officers, employees or agents, whether past, present or future, shall be personally liable for the obligations of the Trust or any Portfolio.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.





                                     PFPC INC.


                                     By: /s/ Stephen M. Wynne
                                        ---------------------

                                     Title: Executive Vice President
                                           -------------------------


                                     HAMBRECHT & QUIST FUND TRUST


                                     By: /s/ David R. Krimm
                                        ---------------------

                                     Title:  President
                                           ------------------



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

                                    EXHIBIT A



     THIS EXHIBIT A, dated as of October 28, 1999, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of October 28, 1999 between PFPC Inc. and Hambrecht & Quist Fund Trust.




                                   PORTFOLIOS


                        H & Q IPO & Emerging Company Fund










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

                           AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                                SIGNATURE


 David R. Krimm
-----------------------------------              -------------------------------

 Robert N. Savoie
-----------------------------------              -------------------------------

 Steven N. Machtinger
-----------------------------------              -------------------------------

 Robert L. Schooler
-----------------------------------              -------------------------------


-----------------------------------              -------------------------------


-----------------------------------              -------------------------------







                                                Dated: October 28, 1999


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